EXHIBIT 24

POWER OF ATTORNEY

     Each person whose signature appears below appoints Tony J. Sorcic and James B. Miller, as such person’s true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock, which amendments may make such changes in such Registration Statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/ Tony J. Sorcic	President, Chief Executive Officer	July 26, 2004
(Principal Executive Officer)
Tony J. Sorcic	and Director

/s/ Craig O. Wesner Craig O. Wesner	Chairman of the Board and Director	July 26, 2004

/s/ Daryl Becker Daryl Becker	Director	July 26, 2004

/s/ Gary C. Bruce Gary C. Bruce	Director	July 26, 2004

/s/ Sharon L. Covert Sharon L. Covert	Director	July 26, 2004

/s/ John R. Ernat John R. Ernat	Director	July 26, 2004

/s/ Donald E. Grubb Donald E. Grubb	Director	July 26, 2004

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Mark Janko	Director	July 26, 2004

/s/ Thomas M. Longman
Thomas M. Longman	Director	July 26, 2004

/s/ James B. Miller
James B. Miller	Director	July 26, 2004

Ervin I. Pietsch	Director	July 26, 2004

/s/ Stephen W. Samet
Stephen W. Samet	Director	July 26, 2004

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